SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                         ALPINE AIR EXPRESS, INC.
            (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:  N/A.

(2)  Aggregate number of securities to which transaction applies:  N/A.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

(4)  Proposed maximum aggregate value of transaction:  N/A.

(5)  Total fee paid:  N/A.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:  $0.

         (2)   Form, Schedule or Registration Statement No.:  N/A

         (3)   Filing Party:  N/A

         (4)   Date Filed:  N/A

Contact Persons: Leonard W. Burningham, Esq.
                 Branden T. Burningham, Esq.
                 Suite 205, 455 East 500 South Street
                 Salt Lake City, Utah 84111
                 Tel: 801-363-7411; Fax: 801-355-7126

                      ALPINE AIR EXPRESS, INC.
                        1177 Alpine Air Way
                        Provo, Utah  84601

                      INFORMATION STATEMENT

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                    REQUESTED NOT TO SEND A PROXY

                          INTRODUCTION

          This Information Statement is being furnished to our shareholders (Alpine Air Express, Inc., a Delaware corporation [the "Company," "Alpine," "we", "our" or "us" or words or similar import]), regarding an amendment to our Articles of Incorporation that will increase the amount of our authorized shares from 21 million to 101 million.

          This amendment to our Articles of Incorporation was unanimously adopted by our Board of Directors, and our principal stockholder that is outlined below under the caption "Voting Securities and Principal Holders Thereof" (the "Majority Stockholder"), that owns an aggregate of 9,238,115 shares of our common stock or approximately 75.3% of our outstanding voting securities at November 22, 2005, the date of their adoption of the amendment. No other votes were required or necessary to adopt this amendment to our Articles of Incorporation, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendment to our Articles of Incorporation and Vote Required for Approval," herein.

          The amendment will become effective on the opening of business on December 27, 2005, or a date that is at least 21 days from the mailing of this Information Statement to our shareholders. This amendment to our Articles of Incorporation is the only matter covered by this Information Statement.

               APPROXIMATE DATE OF MAILING: December 6, 2005.

          The following constitutes the full text of the amendment to our Articles of Incorporation:

                             ARTICLE FOUR

                          AUTHORIZED SHARES

          The total number of shares of all classes which the corporation is authorized to have outstanding is One Hundred One Million (101,000,000) shares divided into two classes of which 100,000,000 shares are designated as common stock with a par value of one mill ($0.001) per share; and 1,000,000 shares are designated as preferred stock with a par value of one mill ($0.001) per share. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and the qualifications, limitations or restrictions thereof. The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

          Subparagraphs (a) through (h), inclusive, of Paragraph Fourth are to remain unchanged.

      REASONS FOR THE ADOPTION OF THE AMENDMENT TO OUR ARTICLES OF
                            INCORPORATION

     Our Board of Directors believes that this new Article Four will provide us with greater flexibility by increasing our authorized capital to allow us to raise capital, effect acquisitions and to issue capital stock for other general corporate purposes. There are no current arrangements or understandings regarding the issuance of any of the shares of common stock resulting from this increase in our authorized capital stock; nor of the shares of preferred stock. However, we are currently considering a dividend of three shares for one owned, that if adopted in the future by our Board of Directors, will require a mandatory exchange of stock certificates that we believe will be more effective in ensuring that the stockholders who are entitled to receive any such dividend actually receive any such dividend; with the mandatory exchange, the three for one dividend will in effect be a three for one forward split of our outstanding securities, if effected.

     If this or some other dividend is adopted by our Board of Directors in the near future, the dividend will be pro rata as to all stockholders, and we will issue a Press Release describing the dividend adopted and file an 8-K Current Report with the Securities and Exchange Commission that describes the procedure and expense for stockholders to receive the dividend, which will include, among other information: (i) the estimated effective date of the dividend; (ii) advice to forward stock certificates to Colonial Stock Transfer Company ("Colonial"), our transfer and registrar agent, whose address is 66 Exchange Place, Salt Lake City, Utah 84111; (iii) a required fee of $20 per each stock certificate tendered that must be paid to Colonial; and (iv) that no signature or Medallion signature guarantee will be required on any stock certificate where the stock certificate being tendered is being transferred into the same name. We will also concurrently advise the National Association of Securities Dealers, Inc. (the "NASD) of the planned dividend, which, following the expiration of 10 days, will set a date on which our common stock will trade, post-dividend, on the OTCBB, at which time a new trading symbol will be assigned that will coincide with a new Cusip Number that will be assigned to our common stock post-dividend.

     Management is considering declaring a dividend because it believes that an increase in the current public and non-affiliate holdings of the Company would be in the best interests of the Company and its stockholders and that this increase may assist the Company in future funding activities. No assurance can be given that any dividend will be approved by the Board of Directors. The foregoing information is given in the event that a dividend is declared as outlined above only.

                          DISSENTERS' RIGHTS

          There are no dissenters' rights applicable with respect to the amendment to our Articles of Incorporation.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to our Articles of Incorporation which is not shared by all other shareholders.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

          The securities that would have been entitled to vote if a meeting was required to have been held regarding this amendment to our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on November 22, 2005, the record date for determining our shareholders who would have been entitled to notice of and to vote on the amendment to our Articles of Incorporation, was 12,270,578 shares.

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

          The following table sets forth certain information as of November 22, 2005, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 12,270,578 outstanding shares of our common stock.

                       Position with        Number of Shares     Percentage
Name and Address       the Company          Beneficially Owned    of Class
----------------       -------------        ------------------    --------

Eugene R. Mallette      CEO, and                    5,000(1)    Less than 1%
                        Director

Max A. Hansen           Secretary                   1,000       Less than 1%
                        Treasurer and
                        Director

Joseph O. Etchart       Director                    5,815       Less than 1%


Kenneth D. Holliday     Director                      -0-              0%

Bill Distefano          General Manager           471,179            3.8%

Stonetree Group, LLLP   Stockholder             9,238,115           75.3%
(2)

SCS, Inc.               Stockholder             1,056,680            8.6%
Totals:                                        10,777,789           87.8%

All executive officers and directors               11,815       Less than 1%
of the Company as a group (4 persons)

     (1) These shares are in the name of Mary Lou Mallette, Mr. Mallette's wife.

     (2) Stonetree Group LLLP is the Majority Stockholder of our Company. Eugene R. Mallette and his spouse are limited partners in Stonetree.

   AMENDMENT TO OUR ARTICLES OF INCORPORATION AND VOTE REQUIRED FOR APPROVAL

Delaware Law.
-------------

          Section 242 of the Delaware Corporation Law Annotated provides that every amendment to the Articles of Incorporation of a Delaware corporation shall be first approved by the Board of Directors and then be submitted to and be subject to the approval of persons owning a majority of the outstanding voting securities of that corporation. Section 228 provides that unless prohibited by the Articles of Incorporation, any action that can be taken at a meeting of stockholders can be taken by the written consent of persons owning a majority of the outstanding voting securities of a corporation provided that notice thereof is delivered to any such corporation in the manner provided in this Section; and provided, further, that such written consent is provided to the stockholders who did not consent to such action. A copy of the Joint Consent of the Board of Directors and Majority Stockholder is attached hereto as Appendix A and incorporated herein by reference. Accordingly, since the Board of Directors and persons owning a majority of the outstanding voting securities of our Company have approved the amendment, and since there are no prohibitions to this action by written consent of a majority of our stockholders in our Articles of Incorporation and our Bylaws allow action to be taken by majority stockholders as outlined in Section 228, the amendment has been approved in accordance with the Delaware Corporation Law Annotated, subject only to the delivery of the copy of the Joint Consent of the Board of Directors and Majority Stockholder that is attached hereto as Appendix A.

Effective Date of Amendment.
----------------------------

          The effective date of the amendment to our Articles of Incorporation will be on the opening of business on December 27, 2005, or 21 days from the mailing of this Information Statement to our shareholders.

                                 NOTICE

          THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDER OF OUR COMPANY HAVE CONSENTED TO THE ADOPTION OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION AND OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THIS AMENDMENT UNDER DELAWARE LAW. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

                              BY ORDER OF THE BOARD OF DIRECTORS



December 6, 2005              Eugene R. Mallette, CEO

                            Appendix A

                ACTION BY UNANIMOUS CONSENT OF THE

          BOARD OF DIRECTORS AND MAJORITY STOCKHOLDER OF

                    ALPINE AIR EXPRESS,  INC.


          The undersigned, representing that they are the incumbent directors of Alpine Air Express, Inc., a Delaware corporation (the "Company"), and the majority stockholder, acting pursuant to Sections 141 and 228 of the General Corporation Law of the State of Delaware, do hereby adopt the following resolutions, effective as of the latest date hereof, unless indicated otherwise:

          RESOLVED, that the Company amend its Certificate of Incorporation as follows:

          FOURTH:   The total number of shares of all classes which the
          corporation is authorized to have outstanding is One Hundred One Million (101,000,000) shares divided into two classes of which 100,000,000 shares are designated as common stock with a par value of one mill ($0.001) per share; and 1,000,000 shares are designated as preferred stock with a par value of one mill ($0.001) per share. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and the qualifications, limitations or restrictions thereof. The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

          Subparagraphs (a) through (h), inclusive, of Paragraph Fourth are to remain unchanged.

          FURTHER, RESOLVED, that such amendment to the Certificate of Incorporation is to become effective on filing with the Secretary of State of the State of Delaware; and

          FURTHER, RESOLVED, that Leonard W. Burningham, Esq., be and hereby is authorized to prepare and file the Certificate of Amendment effecting the above referenced change in capitalization.

                                   DIRECTORS:


Date: 11/18/2005.                  /s/Eugene R. Mallette
                                   Eugene R. Mallette


Date: 11/18/2005.                  /s/Max A. Hansen
                                   Max A. Hansen


Date: 11/21/2005.                  /s/Joseph O. Etchart
                                   Joseph O. Etchart


Date: 11/22/2005.                  /s/Kenneth D. Holliday
                                   Kenneth D. Holliday

                                   MAJORITY STOCKHOLDER:

                                   STONETREE GROUP, LLLP


Date: 11/22/2005.                  By /s/Eugene R. Mallette
                                   Print Name

                                   Title: Limited Partner

                                   No. of Shares Owned: 9,238,115-75.3%